                                                                      Exhibit 16
                                                                       (page 1)
HYPO/R/ Illustration

                      AVERAGE ANNUAL RETURN CALCULATIONS
            For Periods Ending 12/31/97 - With Maximum Sales Charge

   1 Year Since 12/31/96 - 3 Years Since 12/31/94 - 5 Years Since 12/31/92 -
                            10 Years Since 12/31/87

                                                  Month-      Year-
                                     Inception    to-Date    to-Date   1-Year      3-Year      3-Year
        Description                    Date       Total       Total    Return      Total       Annual
        -----------                  ---------    -------    -------   ------      -----       ------
Van Eck Global Hard Assets - A         11/2/94    -5.35%       8.86%     8.86%    90.34%       23.93%
Van Eck Global Hard Assets - B         4/24/96    -5.36        8.73      8.73       -            -
Van Eck Global Hard Assets - C         11/2/94    -1.60       12.71     12.71     99.63        25.91
Van Eck Global Real Estate Fund - A    6/23/97    -3.18       12.91       -         -            -
Van Eck Global Real Estate Fund - B    10/9/97    -3.26       -6.13       -         -            -

Van Eck Global Real Estate Fund - C    10/9/97     0.66%      -2.33%      -         -            -
Van Eck Asia Dynasty Fund-A            3/22/93    -7.24      -35.33    -35.33     -28.91      -10.75
Van Eck Asia Dynasty Fund-B             9/1/93    -7.40      -35.79    -35.79     -29.43      -10.97
Van Eck Emerging Markets Growth Fd-A  12/30/96    -5.35      -16.35    -16.35        -           -
Van Eck Emerging Markets Growth Fd-B  12/30/96    -5.33      -16.28    -16.28        -           -

Van Eck Emerging Markets Growth Fd-C  12/30/96    -1.57%     -13.07%   -13.07%       -           -
International Investors Gold Fund A     1/1/56    -2.04      -39.70    -39.70     -50.22      -20.74
Van Eck Gold/Resources Fund - A        2/15/86    -1.14      -42.83    -42.83     -38.91      -15.15
Van Eck Global Balanced Fund - A      12/20/93    -3.36        9.29      9.29      41.56       12.28
Van Eck Global Balanced Fund - B      12/20/93    -2.98        9.26      9.26      41.91       12.37


                                      5-Year    5-Year    10-Year   10-Year   Inception   Inception
        Description                   Total     Annual     Total    Annual      Total       Annual
        -----------                  ---------  -------   -------   ------      -----       ------
Van Eck Global Hard Assets - A          -         -          -        -          88.17%     22.15
Van Eck Global Hard Assets - B          -         -          -        -          37.64      20.81
Van Eck Global Hard Assets - C          -         -          -        -          97.32      24.00
Van Eck Global Real Estate Fund - A     -         -          -        -          12.91      25.75
Van Eck Global Real Estate Fund - B     -         -          -        -          -6.13     -24.05

Van Eck Global Real Estate Fund - C     -         -          -        -          -2.33%     -9.73
Van Eck Asia Dynasty Fund-A             -         -          -        -          -6.92      -1.49
Van Eck Asia Dynasty Fund-B             -         -          -        -         -21.44      -5.42
Van Eck Emerging Markets Growth Fd-A    -         -          -        -         -16.35     -16.35
Van Eck Emerging Markets Growth Fd-B    -         -          -        -         -15.43     -15.43

Van Eck Emerging Markets Growth Fd-C    -         -          -        -         -12.22%    -12.22
International Investors Gold Fund A    5.10      1.00     -34.16    -4.09     4,694.49       9.65
Van Eck Gold/Resources Fund - A       -8.20     -1.70     -42.05    -5.31         7.90       0.64
Van Eck Global Balanced Fund - A        -         -          -        -          35.94       7.92
Van Eck Global Balanced Fund - B        -         -          -        -          36.85       8.10

This illustration is supplied in response to your specific request and is for your use only. It may not be reproduced and must be preceded or accompanied by the Fund's current prospectus. The period covered was selected by you for your own purposes and is not necessarily representative of the Fund's results during different market periods. Past results are no guarantee of future results. Return calculations produced by Hypo/R/ 2/26/98 14:30:35 Copyright/C/ 1998 TowersData.

                                                                      Exhibit 16
                                                                       (page 2)
HYPO/R/ Illustration

                      AVERAGE ANNUAL RETURN CALCULATIONS
              For Periods Ending 12/31/97 - With No Sales Charge

   1 Year Since 12/31/96 - 3 Years Since 12/31/94 - 5 Years Since 12/31/92 -
                            10 Years Since 12/31/87


                                                Month-     Year-
                                     Inception  to-Date   to-Date   1-Year      3-Year      3-year
        Description                     Date    Total      Total    Return      Total       Annual
        -----------                  ---------  -------   -------   ------      ------      ------
Van Eck Global Hard Assets - A         11/2/94  -0.60%     14.29%    14.29%    99.85%      25.96%
Van Eck Global Hard Assets - B         4/24/96  -0.66      13.73     13.73       -           -
Van Eck Global Hard Assets - C         11/2/94  -0.66      13.71     13.71     99.63       25.91
Van Eck Global Real Estate Fund - A    6/23/97   1.62      18.49       -         -           -
Van Eck Global Real Estate Fund - B    10/9/97   1.53      -1.49       -         -           -

Van Eck Global Real Estate Fund - C    10/9/97   1.62%     -1.40%      -         -           -
Van Eck Asia Dynasty Fund-A            3/22/93  -2.61     -32.10    -32.10    -25.40       -9.30
Van Eck Asia Dynasty Fund-B             9/1/93  -3.20     -32.87    -32.87    -26.91       -9.92
Van Eck Emerging Markets Growth Fd-A  12/30/96  -0.60     -12.22    -12.22       -           -
Van Eck Emerging Markets Growth Fd-B  12/30/96  -0.48     -12.01       -         -           -

Van Eck Emerging Markets Growth Fd-C  12/30/96  -0.60%    -12.22%   -12.22%      -           -
International Investors Gold Fund A     1/1/56   3.87     -36.00    -36.00    -47.17      -19.16
Van Eck Gold/Resources Fund - A        2/15/86   4.83     -39.34    -39.34    -35.14      -13.44
Van Eck Global Balanced Fund - A      12/20/93   1.46      14.77     14.77     48.58       14.11
Van Eck Global Balanced Fund - B      12/20/93   1.47      14.26     14.26     45.91       13.42


                                      5-Year    5-Year    10-Year   10-Year   Inception   Inception
        Description                   Total     Annual     Total    Annual      Total       Annual
        -----------                  ---------  -------   -------   ------      -----       ------
Van Eck Global Hard Assets - A          -         -          -        -          97.65%     24.06
Van Eck Global Hard Assets - B          -         -          -        -          41.64      22.87
Van Eck Global Hard Assets - C          -         -          -        -          97.32      24.00
Van Eck Global Real Estate Fund - A     -         -          -        -          18.49      37.72
Van Eck Global Real Estate Fund - B     -         -          -        -          -1.49      -6.30

Van Eck Global Real Estate Fund - C     -         -          -        -          -1.40%     -5.94
Van Eck Asia Dynasty Fund-A             -         -          -        -          -2.27      -0.48
Van Eck Asia Dynasty Fund-B             -         -          -        -         -20.09      -5.05
Van Eck Emerging Markets Growth Fd-A    -         -          -        -         -12.22     -12.22
Van Eck Emerging Markets Growth Fd-B    -         -          -        -         -12.01     -12.01

Van Eck Emerging Markets Growth Fd-C    -         -          -        -         -12.22%    -12.22
International Investors Gold Fund A   11.56      2.21     -30.15    -3.53     4,990.99       9.81
Van Eck Gold/Resources Fund - A       -2.53     -0.51     -38.50    -4.75        14.43       1.14
Van Eck Global Balanced Fund - A        -         -          -        -          42.78       9.24
Van Eck Global Balanced Fund - B        -         -          -        -          38.85       8.49


This illustration is supplied in response to your specific request and is for your use only. It may not be reproduced and must be preceded or accompanied by the Fund's current prospectus. The period covered was selected by you for your own purposes and is not necessarily representative of the Fund's results during different market periods. Past results are no guarantee of future results. Return calculations produced by Hypo/R/ 2/26/98 14:30:33 Copyright/C/ 1998 TowersData.